Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Prudential Investment Portfolios 14:

We consent to the use of our reports dated April 17, 2015, with respect to Prudential Floating Rate Income Fund and Prudential Government Income Fund, each a series of Prudential Investment Portfolios 14, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

April 27, 2015